 Filed Pursuant to Rule 424(b)(2)
 Registration No.: 333-263144
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2022)
$750,000,000
O’Reilly Automotive, Inc.
5.750% Senior Notes due 2026

This is an offering by O’Reilly Automotive, Inc. of an aggregate of $750 million of 5.750% Senior Notes due 2026, or the notes.
We will pay interest on the notes on May 20 and November 20 of each year beginning on May 20, 2024. The notes will mature on November 20, 2026. Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), we will be required to make an offer to purchase the notes for cash at a price equal to 101% of their principal amount, together with accrued and unpaid interest to but not including the date of repurchase. We have the option to redeem all or a portion of the notes at any time and from time to time for cash at the applicable redemption price described under “Description of Notes — Optional Redemption” in this prospectus supplement.
The notes will be our general unsecured senior obligations and will be equal in right of payment with all of our other existing and future unsecured and unsubordinated debt, including our credit facility, our commercial paper program and our existing series of senior notes (we refer to these series of notes as our existing notes). The notes will be effectively junior to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will be structurally junior to any indebtedness of our subsidiaries, because the notes will not be guaranteed by any of our subsidiaries, except in limited circumstances if such subsidiary incurs or guarantees obligations under our credit facility or certain of our other credit facility debt or capital markets debt. Our existing notes and our credit facility are not currently guaranteed by any of our subsidiaries.
The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or arrange for the quotation of the notes in any automated dealer quotation system.
Investing in these notes involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and Part I, Item 1A, “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, which is incorporated by reference herein, as well as the other information included and incorporated by reference herein, to read about factors you should consider before deciding to invest in the notes.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public Offering Price(1)	99.954%	$749,655,000
Underwriting Discount	0.450%	$3,375,000
Proceeds, before expenses, to O’Reilly	99.504%	$746,280,000

(1)
Plus accrued interest, if any, from November 20, 2023, if settlement occurs after that date.

BofA Securities, Inc., J.P. Morgan Securities LLC and Truist Securities, Inc., on behalf of the underwriters, expect to deliver the notes on or about November 20, 2023. Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking SA, against payment therefor in immediately available funds.

Joint Book-Running Managers
BofA SecuritiesJ.P. MorganTruist Securities
US Bancorp	PNC Capital Markets LLC
Senior Co-Manager
TD Securities
Co-Managers
Regions Securities LLC	BMO Capital Markets	Huntington Capital Markets
Capital One Securities	Mizuho
The date of this prospectus supplement is November 13, 2023.

Prospectus Supplement
Base Prospectus
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus or any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or such earlier date of any such information as may be stated therein. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are each part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may from time to time offer and sell to the public any or all of the debt securities described in the registration statement in one or more offerings. This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of the notes we are offering and other matters relating to us. The second part, which is the accompanying prospectus, gives more general information about debt securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement. Generally when we refer to the “prospectus supplement,” we are referring to both parts combined. This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information contained in this prospectus supplement.
You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or the notes offered hereby are sold on a later date. Information that we file with the SEC subsequent to the date on the cover of this prospectus supplement, and prior to the completion of the offering of the notes, will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.OReillyAuto.com. Any references in this prospectus supplement and the accompanying prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with your investment decision to purchase the notes.
Copies of any of the above-referenced documents will also be made available, free of charge, upon written request to: O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus supplement information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information we later file with the SEC will, subject to the next sentence, automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the notes that are part of this offering have been sold or this offering has been terminated. The documents we have incorporated by reference are:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;

•
Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023, for the quarterly period ended June 30, 2023, filed with the SEC on August 8, 2023, and for the quarterly period ended September 30, 2023, filed with the SEC on November 8, 2023;

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Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2023 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023; and

•
Current Reports on Form 8-K filed with the SEC on January 6, 2023, February 8, 2023 (solely with respect to Item 5.02), April 6, 2023, May 23, 2023, July 26, 2023 (solely with respect to Item 5.02), August 9, 2023 and August 29, 2023.

Notwithstanding the above, information that is “furnished” to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the related registration statement.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (417) 874-7280, or by sending a written request to O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.

S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
We claim the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words. In addition, statements contained within this prospectus supplement that are not historical facts are forward-looking statements, such as statements discussing, among other things, this offering (including use of proceeds), expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; damage, failure or interruption of information technology systems, including information security and cyber-attacks; and governmental regulations. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. For further information, see the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus or any related free writing prospectus and any sections entitled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in documents incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-iv

SUMMARY
This summary highlights material information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein but does not contain all of the information you need to consider in making your decision to invest in the notes. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should read carefully this entire prospectus supplement and the accompanying prospectus and should consider, among other things, the matters set forth in the section entitled “Risk Factors” below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, which is incorporated by reference herein before deciding to invest in the notes. Except where otherwise noted, the words “company,” “the Company,” “we,” “our,” “ours” and “us” refer to O’Reilly Automotive, Inc. and all of its subsidiaries. With respect to the discussion of the terms of the notes on the cover page, in the section entitled “Summary — The Offering” and in the sections entitled “Description of Notes” and “Description of Other Indebtedness,” “we,” “our,” “us” and “O’Reilly” refer only to O’Reilly Automotive, Inc.
THE COMPANY
We are one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, selling our products to both do-it-yourself (“DIY”), and professional service provider customers, our “dual market strategy.” The business was founded in 1957 by Charles F. O’Reilly and his son, Charles H. “Chub” O’Reilly, Sr., and initially operated from a single store in Springfield, Missouri.
At September 30, 2023, we operated 6,063 stores in 48 states in the United States and Puerto Rico and 48 stores in Mexico.
Our stores carry an extensive product line, including
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new and remanufactured automotive hard parts and maintenance items, such as alternators, batteries, brake system components, belts, chassis parts, driveline parts, engine parts, fuel pumps, hoses, starters, temperature control, water pumps, antifreeze, appearance products, engine additives, filters, fluids, lighting, oil and wiper blades; and

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accessories, such as floor mats, seat covers and truck accessories.

Our stores offer many enhanced services and programs to our customers, such as
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battery diagnostic testing;

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battery, wiper and bulb replacement;

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check engine light code extraction, where allowed by law;

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custom hydraulic hoses;

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drum and rotor resurfacing;

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electrical and module testing;

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loaner tool program;

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professional paint shop mixing and related materials; and

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used oil, oil filter and battery recycling.

Our goal is to continue to achieve growth in sales and profitability by capitalizing on our competitive advantages and executing our growth strategy. We remain confident in our ability to continue to gain market share in our existing markets and grow our business in new markets by focusing on our dual market strategy and the core O’Reilly values, including hard work, superior customer service and expense control. Our mission is to be the dominant auto parts provider in all the markets we serve by providing a higher level of customer service and a better value position than our competitors to both DIY and professional service provider customers.

We believe our effective dual market strategy, superior customer service, technically proficient store personnel, strategic distribution network and experienced management team make up our key competitive advantages, which cannot be easily duplicated.
For more than 40 years, we have established a track record of effectively serving, at a high level, both DIY and professional service provider customers. We believe our proven ability to effectively execute a dual market strategy is a unique competitive advantage. The execution of this strategy enables us to better compete by targeting a larger base of automotive aftermarket parts consumers, capitalizing on our existing store and distribution infrastructure, operating profitably in both large markets and less densely populated geographic areas that typically attract fewer competitors and enhancing service levels offered to DIY customers through the offering of a broad inventory and the extensive product knowledge required by professional service provider customers.
In 2022, we derived approximately 56% of our sales from our DIY customers and approximately 44% of our sales from our professional service provider customers. Historically, we have increased our sales to professional service provider customers at a faster pace than the increase in our sales to DIY customers due to the more fragmented nature of the professional service provider business, which offers a greater opportunity for consolidation. We believe we will continue to have a competitive advantage on the professional service provider portion of our business, due to our systems, knowledge, industry-leading parts availability and experience serving the professional service provider side of the automotive aftermarket, augmented by our approximately 725 full-time sales staff dedicated solely to calling upon and servicing the professional service provider customer. We will also continue to expand and enhance the level of offerings focused on growing our DIY business and will continue to execute our proven dual market strategy in both existing and new markets.
We seek to provide our customers with an efficient and pleasant in-store experience by maintaining attractive stores in convenient locations with a wide selection of automotive products. We believe the satisfaction of DIY and professional service provider customers is substantially dependent upon our ability to provide, in a timely fashion, the correct automotive products needed to complete their repairs.
Accordingly, each O’Reilly store carries, or has same or next day availability to, a broad selection of automotive products designed to cover a wide range of vehicle applications. We continuously refine the inventory levels and assortments carried in each of our stores and within our network, based in large part on the sales movement tracked by our inventory control system, market vehicle registration data, failure rates and management’s assessment of the changes and trends in the marketplace. We have no material backorders for the products we sell.
We seek to attract new DIY and professional service provider customers and retain existing customers by offering superior customer service, the key elements of which are identified below:
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superior in-store service through highly-motivated, technically-proficient store personnel (“Professional Parts People”);

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an extensive selection and superior availability of products;

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many enhanced service programs, including battery and electrical testing, battery, wiper and bulb replacement and check engine light code extractions;

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attractive stores in convenient locations;

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competitive pricing, supported by a good, better, best product assortment designed to meet all of our customers’ quality and value preferences;

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a robust point-of-sale system integrated with our proprietary electronic catalog, which contains a wide variety of product images, schematics and technical specifications and equips our team members with highly effective tools to source products in our extensive supply network;

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online ordering for our professional customers through our proprietary professional customer platform, www.FirstCallOnline.com, with local delivery available; and

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online ordering, featuring “chat with a parts professional,” parts look up assistance for our DIY customers through our retail platform, www.OReillyAuto.com, with convenient store locations for pick up in store orders or home delivery.

Our highly-motivated, technically-proficient Professional Parts People provide us with a significant competitive advantage, particularly over less specialized retail operators. We require our Professional Parts People to undergo extensive and ongoing training and to be knowledgeable, particularly with respect to hard part repairs, in order to better serve the technically-oriented professional service provider customers with whom they interact on a daily basis. Such technical proficiency also enhances the customer service we provide to our DIY customers who value the expert assistance provided by our Professional Parts People.
We believe our commitment to a robust, regional, tiered distribution network provides superior replenishment and access to hard-to-find parts and enables us to optimize product availability and inventory levels throughout our store network. Our strategic, regional, tiered distribution network includes distribution centers (“DCs”) and Hub stores. Our inventory management and distribution systems electronically link each of our stores to one or more DCs, which provides for efficient inventory control and management. At December 31, 2022, operated 28 regional DCs, which provide our stores with same-day or overnight access to an average of 154,000 stock keeping units (“SKUs”), many of which are hard-to-find items not typically stocked by other auto parts retailers. To augment our robust distribution network, at December 31, 2022, we operated a total of 383 Hub stores that also provide delivery service and same-day access to stores within the surrounding areas to an average of 49,000 SKUs, with Hubs in select markets carrying further enhanced inventory levels up to approximately 94,000 SKUs. More than 95% of our stores receive multiple same-day deliveries and deliveries on weekends of hard-to-find parts from our DCs and Hub stores. We believe this timely access to a broad range of products is a key competitive advantage in satisfying customer demand and generating repeat business.
Our philosophy is to “promote from within” and the vast majority of our senior managers, district managers and store managers have been promoted from within the Company. We augment this promote from within philosophy by pursuing strategic hires with a strong emphasis on automotive aftermarket experience, technical proficiency or subject matter expertise. We have a strong management team that has demonstrated the consistent ability to successfully execute our business plan and growth strategy by generating 30 consecutive years of record revenues and earnings and positive comparable store sales results since becoming a public company in April of 1993.
We intend to continue to consolidate the fragmented automotive aftermarket. During 2022, we opened 170 net, new domestic stores and 17 new stores in Mexico. In 2023, we plan to open 180 to 190 net, new stores, which will increase our penetration in existing markets and allow for expansion into new, contiguous markets. The sites for these new stores have been identified, and to date, we have not experienced significant difficulties in locating suitable sites for construction of new stores or identifying suitable acquisition targets for conversion to O’Reilly stores. We typically open new stores by (i) constructing a new facility or renovating an existing one on property we purchase or lease and stocking the new store with fixtures and inventory; (ii) acquiring an independently owned auto parts store (“jobber store”), typically by the purchase of substantially all of the inventory and other assets (other than realty) of such store; or (iii) purchasing multi-store chains.
New store sites are strategically located in clusters within geographic areas that complement our distribution network in order to achieve economies of scale in management, advertising and distribution. Other key factors we consider in the site selection process include population density and growth patterns, demographic lifestyle segmentation, age and per capita income, vehicle traffic counts, vehicles in operation, number and type of existing automotive repair facilities and competing auto parts stores within a predetermined radius.
We target both small and large markets for expansion of our store network. While we have faced, and continue to face, aggressive competition in the more densely populated markets, we believe we have competed effectively, and are well positioned to continue to compete effectively, in such markets and to achieve our goal of continued profitable sales growth within these markets. We also believe that with our dual market strategy, we are better able to operate stores in less densely populated areas, which would not otherwise support a national chain store selling primarily to the retail automotive aftermarket. Therefore, we continue to pursue opening new stores in less densely populated market areas as part of our growth strategy.
We are a Missouri corporation, and the address of our principal executive offices is 233 South Patterson Avenue, Springfield, Missouri 65802. Our telephone number is (417) 862-6708, and our website is www.OReillyAuto.com. Any references in this prospectus supplement and the accompanying prospectus to this website or any other websites are inactive textual references only, and the information contained on or that can be accessed through these websites (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with your investment decision to purchase the notes.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Please see the “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus for a more detailed description of the terms of the notes and the subsections mentioned specifically in this summary for a more complete understanding of the notes.
Issuer
O’Reilly Automotive, Inc.
Securities Offered
$750,000,000 aggregate principal amount of 5.750% Senior Notes due 2026.
Maturity
The notes will mature on November 20, 2026.
Interest Rate
The notes will bear interest at a rate of 5.750% per year.
Interest Payment Dates
Interest on the notes will be payable on May 20 and November 20 of each year, commencing on May 20, 2024. Interest will accrue from the issue date of the notes.
Future Subsidiary Guarantees
The notes initially will not be guaranteed by any of our subsidiaries. However, if in the future any of our subsidiaries incurs indebtedness or guarantees obligations under our credit facility or certain of our other credit facility debt or capital markets debt, such subsidiary will be required to guarantee the notes on a senior unsecured basis. Any such future subsidiary guarantee of the notes will be automatically released with respect to the notes, without the consent of the holders of the notes, if such subsidiary guarantor is released from its guarantee of such credit facility debt or capital markets debt, as applicable. A subsidiary’s guarantee also may be released in certain other circumstances described under “Description of Notes — Future Subsidiary Guarantees.”
Priority
The notes will be:
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our unsubordinated and unsecured obligations;

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equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including our credit facility, our commercial paper program and our existing notes;

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effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

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structurally junior to any indebtedness and preferred equity of our subsidiaries (subject to the requirements under “— Future Subsidiary Guarantees” above); and senior in right of payment to all of our future subordinated indebtedness.

As of September 30, 2023, after giving effect to the offering (including the application of the net proceeds to repay a portion of amounts outstanding under our commercial paper program), our total outstanding consolidated senior debt, including that of our subsidiaries but excluding unused commitments under our credit facility and our commercial paper program, would have been approximately $4.8 billion, approximately $750 million of which represents the notes and approximately $4.1 billion of which represents our existing notes. As of November 8, 2023, we had approximately $1.3 billion outstanding under our commercial paper program. As of November 8, 2023, we did not have a balance outstanding under our credit facility, and we had $1.8 billion available for borrowing under our credit facility (without giving effect to letters of credit outstanding or commercial paper borrowings). As of September 30, 2023, we had no subordinated or secured debt outstanding, and our subsidiaries had no debt and no preferred equity outstanding.
Use of Proceeds
We intend to use the net proceeds from this offering to repay a portion of amounts outstanding under our commercial paper program and, to the extent any net proceeds remain, for general corporate purposes, which may include ordinary course working capital, repurchases of shares of our common stock, and investments in other business opportunities, including acquisitions, and to pay related fees and expenses. See “Use of Proceeds.”
Conflicts of Interest
Certain of the underwriters and/or their affiliates are dealers under our commercial paper program. To the extent that an underwriter and/or its affiliates receive at least 5% of the net offering proceeds, such underwriter will have a “conflict of interest” pursuant to FINRA Rule 5121. In such event, this offering will be made in compliance with FINRA Rule 5121 and any underwriter that has a conflict of interest pursuant to the rule will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the customer. However, because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Optional Redemption
We may redeem some or all of the notes for cash at any time or from time to time at the applicable redemption price and in the manner described under “Description of Notes — Optional Redemption.”
Repurchase Upon a Change of Control Triggering Event
In the event of a Change of Control Triggering Event as described herein, we will be required to offer to repurchase the notes for cash at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to but not including the repurchase date. See “Description of Notes — Change of Control Triggering Event.”
Certain Covenants
The indenture under which the notes will be issued contains covenants restricting our ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of our assets to another person. See “Description of Notes — Certain Covenants.”
Further Issues
We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the notes and such additional notes will form a single series with the notes, including for voting purposes; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. See “Description of Notes — Further Issuances.”
No Listing
We do not intend to list the notes on any securities exchange or arrange for the quotation of the notes on any automated dealer quotation system.
Trustee, Registrar and Paying Agent
U.S. Bank Trust Company, National Association
Risk Factors
You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and Part I, Item 1A, “Risk Factors” beginning on page 17 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated herein by reference. See also “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.

RISK FACTORS
The following risk factors, as well as those relating to our business under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated herein by reference, should be considered prior to deciding to invest in any of the notes offered for sale pursuant to this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in Exchange Act reports that we file with the SEC, which will be incorporated herein by reference, or by a post-effective amendment to the registration statement of which this prospectus supplement forms a part. There may be additional risks that are not presently material or known. If any of the events described below occur, our business, financial condition, results of operations, liquidity or access to the debt or capital markets could be materially adversely affected. The following risks could cause our actual results to differ materially from our historical experience and from any estimates or expectations set forth in forward- looking statements made in or incorporated by reference into this prospectus supplement or the documents incorporated herein by reference. As used herein, “notes” refers to the notes offered hereby and “existing notes” refers to our existing series of senior notes.
Risks Related to the Notes
Our level of indebtedness could limit the cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.
As of September 30, 2023, after giving effect to the offering (including the application of the net proceeds to repay a portion of amounts outstanding under our commercial paper program), our total outstanding consolidated senior debt, including that of our subsidiaries but excluding unused commitments under our credit facility, would have been approximately $4.8 billion, approximately $750 million of which represents the notes and approximately $4.1 billion of which represents our existing notes. As of November 8, 2023, we had approximately $1.3 billion outstanding under our commercial paper program. As of November 8, 2023, we did not have a balance outstanding under our credit facility, and we had $1.8 billion available for borrowing under our credit facility (without giving effect to letters of credit outstanding or commercial paper borrowings). Our level of indebtedness could have important consequences to our financial health. For example, our level of indebtedness could, among other things:
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make it more difficult for us to satisfy our financial obligations, including those relating to the notes, our existing notes, our commercial paper program and our credit facility;

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affect our liquidity by limiting our ability to obtain additional financing for working capital, or limit our ability to obtain financing for capital expenditures and acquisitions or make any available financing more costly;

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require us to dedicate all or a substantial portion of our cash flow to service our debt, which would reduce funds available for other business purposes, such as capital expenditures, dividends or acquisitions, including our ability to open additional stores;

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limit our flexibility in planning for or reacting to changes in the markets in which we compete;

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place us at a competitive disadvantage relative to our competitors who may have less indebtedness and more available cash flow;

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render us more vulnerable to general adverse economic and industry conditions; and

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result in an event of default if we fail to satisfy our obligations under the notes or our other debt or fail to comply with the financial and other restrictive covenants contained in the indenture governing the notes or our other debt, which event of default could result in the notes and all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on our assets securing such debt.

In addition, the indenture governing our existing notes, our credit facility and our commercial paper program contain financial and/or other restrictive covenants, and the indenture governing the notes will contain restrictive covenants, that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the notes.

Despite current indebtedness levels, we and our subsidiaries may incur substantially more debt. This could further exacerbate the risks associated with our leverage.
The terms of the indenture governing our existing notes, our credit facility and our commercial paper program do not, and the terms of the indenture governing the notes will not, prohibit us or our subsidiaries from incurring additional indebtedness. If new debt is added to our and our subsidiaries’ current debt levels, the related risks (described in “— Our level of indebtedness could limit the cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary”) that we and they now face could intensify.
We are a holding company dependent on our subsidiaries for the ability to service our debt.
We are a holding company with no operations of our own. Consequently, the ability to service our debt is dependent upon the earnings and cash flows from the business conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Any distribution of earnings to us from our subsidiaries, or advances or other distributions of funds by our subsidiaries to us, are contingent upon our subsidiaries’ earnings and cash flows and are subject to various business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization will be structurally subordinated to the claims of that subsidiary’s creditors and any preferred equity holders. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinated to any secured debt of our subsidiaries to the extent of the assets securing that debt and to any indebtedness of our subsidiaries senior to that held by us.
The notes will be unsecured. Therefore, any future secured creditors would have a prior claim, ahead of the notes, on our assets to the extent such assets secure that secured debt.
The notes will be our senior unsecured indebtedness. As of September 30, 2023, neither we nor our subsidiaries had any secured indebtedness. Holders of our future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding- up, liquidation, reorganization or other bankruptcy proceeding, holders of our future secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness (including our credit facility, our commercial paper program and our existing notes) that is deemed to be of the same class as the notes. In that event, because the notes will not be secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy your claims in full. In addition, if we fail to meet our payments or other obligations under any future secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets to the exclusion of the holders of the notes, even if an event of default existed under the indenture governing the notes at such time.
The notes will be structurally junior to the indebtedness and other liabilities of our subsidiaries.
The notes initially will not be guaranteed by any of our subsidiaries, and are not required to be guaranteed by any of our subsidiaries in the future, except in the limited circumstances described under “Description of Notes — Future Subsidiary Guarantees.” You will not have any claim as a creditor against any of our subsidiaries, and all existing and future indebtedness and other liabilities, including trade payables, whether secured or unsecured, of our subsidiaries will be structurally senior to the notes. Furthermore, in the event of any bankruptcy, liquidation or reorganization of any of our subsidiaries, the rights of the holders of the notes to participate in the assets of such subsidiary will be behind the claims of that subsidiary’s creditors, including trade creditors (except to the extent we have a claim as a creditor of such subsidiary). As a result, the notes will be structurally junior to the outstanding debt and other liabilities, including trade payables, of our subsidiaries. In addition, the indentures governing the notes and our existing notes do not prohibit our subsidiaries from incurring additional indebtedness which could be structurally senior to the notes and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred or issued by our subsidiaries. Accordingly, there may be insufficient funds to satisfy claims of holders of the notes.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.
Our ability to satisfy our obligations under our debt will depend on our ability to generate sufficient cash flow to service our debt, which in turn depends on our future operating performance and financial results. Our future performance and results will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. If we are unable to generate sufficient cash flow to service our debt, we may be required to:
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refinance all or a portion of our debt, including our existing notes, our credit facility, our commercial paper program and the notes;

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obtain additional financing;

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sell some of our assets or operations;

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reduce or delay capital expenditures and/or acquisitions; or

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revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition, liquidity and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including our credit facility, our commercial paper program and the indentures governing the notes and our existing notes.
Our failure to remain in compliance with the covenants in our existing debt agreements may result in an event of default.
Our credit facility contains negative and affirmative covenants affecting us and our existing and future subsidiaries, including a number of covenants that, subject to customary exceptions, restrict our ability to, among other things:
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create, incur or assume liens;

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incur or assume certain subsidiary debt;

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make certain fundamental changes; and

•
materially change the nature of our business and the business conducted by our subsidiaries.

In addition, our credit facility requires us to comply with financial covenants, including (i) a minimum consolidated fixed charge coverage ratio and (ii) a maximum consolidated leverage ratio, in each case, as set forth in the documentation relating to our credit facility.
The indenture governing our existing notes contains negative covenants substantially similar to the covenants that will be contained in the indenture governing the notes. These negative covenants may affect us and our existing and future subsidiaries, including, subject to customary exceptions, restricting our ability to, among other things:
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incur debt secured by liens;

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enter into sale and leaseback transactions; and

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merge or consolidate with another entity or sell substantially all of our assets to another person.

A failure to comply with the financial or other covenants contained in our credit facility or the covenants contained in the indentures governing the notes or our existing notes will constitute a default under such indebtedness and, subject to cure periods and notice provisions applicable to certain covenants, an event of default. An event of default, if not waived by our lenders under or holders of such indebtedness, could result in the acceleration of such indebtedness and all of our other outstanding indebtedness, including our credit facility, our commercial paper program, our existing notes and the notes, and cause our debt to become immediately due and payable. If acceleration occurs, we may not be able to repay our debt and may not be able to borrow sufficient funds to refinance our debt. Even if new financing is offered to us, it may not be on terms acceptable to us.
Our credit ratings may not reflect all risks of your investment in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debt when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes and our access to the capital markets. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
We may not be able to repurchase the notes upon a Change of Control Triggering Event.
Upon a Change of Control Triggering Event, as defined under the indenture governing the notes, we are required to offer to repurchase all of the notes then outstanding for cash at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest to but not including the repurchase date. The indentures governing our existing notes contain a substantially identical provision and definition of “Change of Control Triggering Event” that, upon such a Change of Control Triggering Event, would require us to offer to repurchase all of our existing notes then outstanding for cash at a price equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest to but not including the repurchase date. In order to obtain sufficient funds to pay the repurchase price of the outstanding notes and our existing notes, we expect that we would need to refinance the notes and our existing notes. We may not under these circumstances be able to refinance the notes and our existing notes on reasonable terms, if at all. Our failure to offer to repurchase all outstanding notes or to repurchase all validly tendered notes and existing notes would be an event of default under the indentures governing the notes and our existing notes, respectively. Such an event of default may cause the acceleration of our other indebtedness. A change of control will constitute an event of default under our credit facility and would therefore permit the lenders under our credit facility to accelerate the maturity of the borrowings thereunder. Our future indebtedness may contain similar provisions as those in the notes, our existing notes and our credit facility or could restrict our ability to repurchase the notes and our existing notes in the event of a Change of Control Triggering Event or a change of control. In the event of a Change of Control Triggering Event or a change of control, as applicable, we may not have sufficient funds to purchase all of the notes and our existing notes and to repay the amounts outstanding under our credit facility or other indebtedness. Please see the section entitled “Description of Notes — Change of Control Triggering Event.”
An active trading market for the notes may not develop or be maintained.
The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or arrange for the quotation of the notes on any automated dealer quotation system. We have been informed by the underwriters that they presently intend to make a market in the notes as permitted by applicable laws and regulations after the offering is completed. However, the underwriters have no obligation to make a market in the notes and they may cease their market making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes or be maintained. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.
Federal and state statutes allow courts, under specific circumstances, to avoid or limit the notes and any future subsidiary guarantees, and to require holders of the notes to return payments previously made by us or any future subsidiary guarantors.
Our creditors and the creditors of any future subsidiary guarantors of the notes could challenge the issuance of the notes or our future subsidiary guarantors’ issuance of their guarantees, respectively, as fraudulent conveyances or on other grounds such as equitable subordination. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, the issuance of the notes and any future subsidiary guarantees could be avoided (that is, cancelled or limited) as fraudulent transfers or subordinated to other creditors if a court determined that the company, at the time it issued the notes, or any future subsidiary guarantor, at the time it issued the guarantee (or in some jurisdictions, when payment became due under the guarantee):
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issued the notes or the guarantees, as the case may be, with the intent to hinder, delay or defraud its existing or future creditors; or

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received less than reasonably equivalent value or did not receive fair consideration for the issuance of the notes or guarantees, as the case may be, and if the company or any future subsidiary guarantor:

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was insolvent or rendered insolvent at the time it issued the notes or issued the guarantee, as applicable;

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was engaged in a business or transaction for which the company’s or guarantor’s remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts generally as they mature.

If the notes or any future subsidiary guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against us or the applicable guarantor for amounts payable on the notes or related guarantee would be unenforceable to the extent of such avoidance or limitation or may be subordinated to the claims of other creditors. Moreover, the court could order you to return any payments previously made by us or such guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not avoid the notes or any future subsidiary guarantees.
The indenture governing the notes provides that the issuance of the notes, and the obligation of any future subsidiary guarantor under its guarantee, are limited as necessary to prevent them from constituting a fraudulent conveyance or fraudulent transfer under applicable law. We cannot assure you that this limitation will protect the issuance of the notes or any future subsidiary guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible would suffice, if necessary, to pay the notes in full when due.
We can release future subsidiary guarantees, if any, from time to time without the consent of holders.
The notes initially will not be guaranteed by any of our subsidiaries. However, if in the future, any of our subsidiaries incurs indebtedness or guarantees obligations under our credit facility or certain of our other credit facility debt or capital markets debt, such subsidiary will be required to guarantee the notes on a senior unsecured basis. Any such future subsidiary guarantee of the notes will be automatically released with respect to the notes, without the consent of the holders of the notes, upon such subsidiary guarantor ceasing to guarantee or be an obligor with respect to our credit facility or such other credit facility debt or capital markets debt of ours or any future subsidiary guarantors, as applicable. A future subsidiary guarantee also may be released in certain other circumstances described under “Description of Notes — Future Subsidiary Guarantees.” Any such release would result in any debt or other obligations of the applicable subsidiary becoming structurally senior to the notes.

USE OF PROCEEDS
The estimated net proceeds from this offering are expected to be approximately $744.7 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay a portion of amounts outstanding under our commercial paper program and, to the extent any net proceeds remain, for general corporate purposes, which may include ordinary course working capital, repurchases of shares of our common stock, and investments in other business opportunities, including acquisitions, and to pay related fees and expenses. As of November 8, 2023, we had approximately $1.3 billion outstanding under our $1.8 billion commercial paper program and outstanding commercial paper notes bore interest at a weighted-average interest rate of 5.62% and had maturities of up to 397 days from the date of issue.
Certain of the underwriters and/or their affiliates are dealers under our commercial paper program. To the extent that an underwriter and/or its affiliates receive at least 5% of the net offering proceeds, such underwriter will have a “conflict of interest” pursuant to FINRA Rule 5121. In such event, this offering will be made in compliance with FINRA Rule 5121 and any underwriter that has a conflict of interest pursuant to the rule will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the customer. However, because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF NOTES
The following description of the particular terms of the notes supplements and, to the extent inconsistent with, supersedes the description of the general terms and provisions of debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. See “— Certain Definitions” at the end of this section for the definitions of certain capitalized words used in discussing the terms of the notes.
We will issue the notes under an indenture, dated as of May 20, 2019 (the “base indenture”), and a separate supplemental indenture thereto with respect to the notes (together with the base indenture, the “indenture”), between us and U.S. Bank Trust Company, National Association (f/k/a U.S. Bank National Association), as trustee.
The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
In this description, the words “we,” “us,” “our” and “O’Reilly” refer only to O’Reilly Automotive, Inc. and not to any of the subsidiaries of O’Reilly Automotive, Inc.
This “Description of Notes” section, together with the “Description of Debt Securities” section of the accompanying prospectus, together summarize some of the provisions of the indenture and the notes. These summaries do not, however, purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture, including, without limitation, the definitions of certain terms in the indenture. Copies of the indenture are available upon request at the address indicated under “Where You Can Find More Information.”
We will issue $750 million aggregate principal amount of notes in this offering. As described under “— Further Issuances,” under the indenture we can issue additional notes at later dates. In addition, we can issue additional series of debt securities without limitation as to aggregate principal amount in the future.
General
The notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 above that amount. The notes initially will be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company, which we refer to as “DTC,” as described under “Description of Debt Securities — Global Debt Securities” in the accompanying prospectus.
The trustee, through its corporate trust office in Saint Paul, Minnesota, will act as our paying agent and security registrar in respect of the notes. The current location of such corporate trust office is 60 Livingston Avenue, Saint Paul, Minnesota 55107. So long as the notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC.
The notes will be senior unsecured obligations of O’Reilly and will be equal in priority with all other unsecured and unsubordinated indebtedness of O’Reilly from time to time outstanding, including the Existing Notes and borrowings under the Revolving Credit Facility. The notes will not be entitled to the benefit of any sinking fund.
We do not intend to list the notes on any securities exchange or arrange for quotation of the notes in any automated dealer quotation system.
The notes initially will not be guaranteed by any of our subsidiaries. However, if in the future, any of our subsidiaries incurs indebtedness or guarantees obligations under the Revolving Credit Facility or incurs or guarantees obligations under any other Credit Facility Debt or Capital Markets Debt (each as defined under “— Future Subsidiary Guarantees”) of O’Reilly or any future subsidiary guarantor, any such subsidiary would be required to also guarantee the notes on a senior unsecured basis.
Principal, Maturity and Interest
We are issuing $750 million aggregate principal amount of notes in this offering. The notes will mature on November 20, 2026. Interest on the notes will accrue at a rate of 5.750% per annum and will be payable semi-annually in arrears on May 20 and November 20 of each year beginning on May 20, 2024. We will pay interest to those persons who were holders of record on the May 5 or November 5 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the date of original issuance of the notes or, if interest has already been paid on the notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date falls on a date that is not a business day, the payment will be made on the next business day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the next business day.
Future Subsidiary Guarantees
Our obligations under the notes initially will not be guaranteed by any of our subsidiaries. However, if in the future, any of our subsidiaries incurs or guarantees obligations under the Revolving Credit Facility or incurs or guarantees obligations under any other Credit Facility Debt or Capital Markets Debt of O’Reilly or any future subsidiary guarantor, such subsidiary would be required to guarantee the notes on a senior unsecured bases. Any such future subsidiary guarantee would be equal in right of payment with all liabilities of the applicable subsidiary guarantor that are not subordinated; provided that any such future subsidiary guarantee would effectively be junior to any secured indebtedness of its respective subsidiary guarantor to the extent of the value of the assets securing such indebtedness. Under the terms of any such subsidiary guarantees, holders of the notes would not be required to exercise their remedies against us before they proceed directly against any such subsidiary guarantors.
For purposes of the future subsidiary guarantee provisions of the indenture, the following terms are defined as follows:
“Capital Markets Debt” means any debt for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of (a) at least $25.0 million, at any time that any Existing Notes remain outstanding, or (b) at least $100.0 million at any time that no Existing Notes remain outstanding.
“Credit Facility Debt” means any debt for borrowed money that (i) is incurred pursuant to a credit agreement, including pursuant to the Revolving Credit Facility, or other agreement providing for revolving credit loans, term loans or other debt entered into between O’Reilly or any subsidiary of O’Reilly and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of (a) at least $25.0 million, at any time that any Existing Notes remain outstanding, or (b) at least $100.0 million at any time that no Existing Notes remain outstanding.
“Existing Notes” means the following series of notes issued by O’Reilly: 3.550% Senior Notes due 2026; 3.600% Senior Notes due 2027; 4.350% Senior Notes due 2028; 3.900% Senior Notes due 2029; 4.200% Senior Notes due 2030; 1.750% Senior Notes due 2031; and 4.700% Senior Notes due 2032.
“Revolving Credit Facility” means the Credit Agreement, dated as of June 15, 2021 (as amended by the First Amendment to Credit Agreement dated as of March 6, 2023), among O’Reilly, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“subsidiary guarantor” means any subsidiary of O’Reilly that becomes a guarantor under the indenture.
Under the indenture, if in the future a subsidiary is required to provide a guarantee of the notes because it incurs or guarantees obligations under the Revolving Credit Facility or any other Credit Facility Debt or Capital Markets Debt as described above, the holders of the notes will be deemed to have consented to the release of such future guarantee of the notes provided by such subsidiary guarantor, without any action required on the part of the trustee or any holder of the notes, upon such subsidiary guarantor ceasing to guarantee or be an obligor with respect to the Revolving Credit Facility or a guarantor or obligor under such other Credit Facility Debt or Capital Markets Debt of O’Reilly or any future subsidiary guarantors, as applicable.

In addition, any future subsidiary guarantor would be released and relieved from all its obligations under its subsidiary guarantee in the following circumstances, each of which is permitted by the indenture:
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upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such subsidiary guarantor (other than to O’Reilly or any affiliate); or

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upon the sale or disposition of all or substantially all the property of such subsidiary guarantor (other than to any affiliate of O’Reilly other than another subsidiary guarantor).

provided, however, that, in each case, after giving effect to such transaction, such subsidiary is no longer liable for any guarantee or other obligations in respect of any Credit Facility Debt or Capital Markets Debt of O’Reilly or any of the subsidiary guarantors.
Any future subsidiary guarantee of a subsidiary guarantor also would be released with respect to the notes if we exercise our legal defeasance or our covenant defeasance option with respect to the notes or if our obligations under the indenture with respect to the notes are discharged, in each case as described under “— Defeasance and Discharge.” At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any such release.
If a subsidiary becomes obligated to guarantee the notes after the initial issue date, then O’Reilly shall cause such subsidiary, within 30 days, to (A) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such subsidiary shall guarantee all of O’Reilly’s obligations under the notes and the indenture with respect to the notes and (B) deliver to the trustee an opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the notes has been duly executed and authorized and (ii) such supplemental indenture and guarantee of the notes constitutes a valid, binding and enforceable obligation of such subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity. Any such guarantee of the notes shall be equal (“pari passu”) or senior in right of payment with the guarantee or other obligation giving rise to the obligation to guarantee the notes.
The indenture governing the notes provides that the obligations of any future subsidiary guarantor under its subsidiary guarantee would be limited as necessary to prevent that future subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. We cannot assure you that this limitation would protect any subsidiary guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the subsidiary guarantees would suffice, if necessary, to pay the notes in full when due.
Priority
The notes will be:
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senior unsecured obligations of O’Reilly,

•
effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness,

•
structurally junior to any indebtedness and preferred equity of any of our subsidiaries (subject to the requirements under “— Future Subsidiary Guarantees” above),

•
equal in right of payment with all our existing and future senior unsecured indebtedness, including the Revolving Credit Facility, our commercial paper program and our existing notes, and

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senior in right of payment to all our future subordinated indebtedness.

As of September 30, 2023, after giving effect to the offering (including the application of the net proceeds to repay a portion of amounts outstanding under our commercial paper program), our total outstanding consolidated senior debt, including that of our subsidiaries but excluding unused commitments under our credit facility and our commercial paper program, would have been approximately $4.8 billion, approximately $750 million of which represents the notes and approximately $4.1 billion of which represents our existing notes. As of November 8, 2023, we had approximately $1.3 billion outstanding under our commercial paper program. As of November 8, 2023, we did not have a balance outstanding under our credit facility, and we had $1.8 billion available for borrowing under our credit facility (without giving effect to letters of credit outstanding or commercial paper borrowings). As of September 30, 2023, we had no subordinated or secured debt outstanding, and our subsidiaries had no debt and no preferred equity outstanding.
Holders of the notes will only be creditors of O’Reilly (subject to the requirements under “— Future Subsidiary Guarantees” above). We only have a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Subject to the requirements under “— Future Subsidiary Guarantees” above, all of the liabilities of our subsidiaries, including any claims of trade creditors, and any preferred equity will be effectively senior to the notes.
The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries are or may become a party, including the Revolving Credit Facility. See “Description of Other Indebtedness.”
Our subsidiaries have other liabilities, including contingent liabilities that may be significant. The indenture does not contain any limitations on the amount of additional debt that we and our subsidiaries may incur. The amount of this debt could be substantial, and subject to the requirements under “— Future Subsidiary Guarantees” above, this debt would be effectively senior in right of payment to the notes. See “Risk Factors — Despite current indebtedness levels, we and our subsidiaries may incur substantially more debt. This could further exacerbate the risks associated with our leverage.”
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the previously issued notes, including for voting purposes; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
In addition, we may, from time to time, without notice to or the consent of the holders of the notes, issue additional series of debt securities without limitation as to aggregate principal amount. Such debt securities would be a separate series from the notes, including for voting purposes.
Optional Redemption
Prior to October 20, 2026 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described above under “— Optional Redemption,” the indenture provides that each holder of notes will have the right to require us to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), for cash, at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the amount repurchased to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we are required to send, by first class mail, a notice to each holder of notes (or, in the case of global notes, electronically through the procedures of DTC), with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
“Change of Control” means the occurrence of any one of the following:
1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of O’Reilly and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than O’Reilly or one of its subsidiaries;

2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of O’Reilly or any other Voting Stock into which the Voting Stock of O’Reilly is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

3)
O’Reilly consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, O’Reilly, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of O’Reilly (or any other Voting Stock into which the Voting Stock of O’Reilly is reclassified, consolidated, exchanged or changed) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of O’Reilly (or any other Voting Stock into which the Voting Stock of O’Reilly is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

4)
the adoption of a plan relating to the liquidation or dissolution of O’Reilly.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the holders having ultimate beneficial ownership of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders having beneficial ownership of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB− or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade rating from any replacement Rating Agency or Rating Agencies appointed by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of Moody’s and S&P; provided that if either Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint a replacement for such Rating Agency.
“Rating Event” means:
1)
if the notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period, or

2)
if the notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Trigger Period” means the period commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
The change of control feature of the notes may in certain circumstances make it more difficult to consummate or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including takeovers, recapitalizations or other similar transactions, that would not constitute a Change of Control under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.
Certain Covenants
Limitation on Liens
The indenture provides that we will not, and will not permit any of our subsidiaries to, create, incur, issue, assume or guarantee any debt secured by a Lien (other than Permitted Liens) upon any Property, or any shares of stock or evidences of indebtedness issued by any of our subsidiaries and owned by us or by any other of our subsidiaries, owned on the date of issuance of the notes, without making effective provision to secure all of the notes, equally and ratably with any and all other debt secured thereby, so long as any of such other debt shall be so secured.
Limitation on Sale and Leaseback Transactions
The indenture provides that we will not, and will not permit any subsidiary to, enter into any arrangement with any person providing for the leasing by us or any subsidiary of any Property that has been or is to be sold or transferred by us or such subsidiary to such person, with the intention of taking back a lease of such property or assets (a “Sale and Leaseback Transaction”) unless either:
•
within 12 months after the receipt of the proceeds of the sale or transfer, we or any subsidiary apply an amount equal to the greater of the net proceeds of the sale or transfer or the fair value (as determined in good faith by O’Reilly’s board of directors) of such Property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or

•
we or such subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Lien on such Property in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the notes pursuant to the covenant described under “— Limitation on Liens.”

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between us and a subsidiary or between subsidiaries; provided that the lessor is us or a wholly owned subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.
Certain Definitions
The following terms used in “— Certain Covenants” are defined as follows. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by us) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).
“Consolidated Net Tangible Assets” means the aggregate amount of our assets (less applicable reserves and other properly deductible items) and our consolidated subsidiaries’ assets after deducting therefrom (a) all current liabilities (excluding the sum of any debt for money borrowed having a maturity of less than twelve months from the date of our most recent consolidated balance sheet but which by its terms is renewable or extendable beyond twelve months from such date at the option of the borrower and, without duplication, any current installments thereof payable within such twelve month period) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with United States generally accepted accounting principles (“GAAP”).
“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded
Debt does not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.
“Lien” means, with respect to any Property, shares of stock or evidences of indebtedness, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such Property, shares of stock or evidences of indebtedness.
“Permitted Liens” means:
1)
Liens (other than Liens created or imposed under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), for taxes, assessments or governmental charges or levies not yet subject to penalties for non-timely payment or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

2)
statutory Liens of landlords and Liens of mechanics, materialmen, warehousemen, carriers and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

3)
Liens (other than Liens created or imposed under ERISA) incurred or deposits made by us and our subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, laws or regulations, or to secure the performance of tenders, statutory obligations, bids, leases, trade or government contracts, surety, indemnification, appeal, performance and return-of-money bonds, letters of credit, bankers acceptances and other similar obligations (exclusive of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts;

4)
Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

5)
Liens securing indebtedness (including capital leases) incurred to finance the purchase price or cost of construction of property or assets (or additions, repairs, alterations or improvements thereto); provided that such Liens and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof;

6)
Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;

7)
Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license;

8)
encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions (including defects or irregularities in title and similar encumbrances), as to the use of real property, or Liens incidental to conduct of the business or to the ownership of our or our subsidiaries’ properties not securing debt that do not in the aggregate materially impair the use of said properties in the operation of our business, including our subsidiaries, taken as a whole;

9)
leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with our business, including our subsidiaries, taken as a whole;

10)
Liens on property or assets at the time such property or assets are acquired by us or any of our subsidiaries;

11)
Liens on property or assets of any person at the time such person becomes one of our subsidiaries;

12)
Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business;

13)
Liens existing on the date of this prospectus supplement or any extensions, amendments, renewals, refinancings, replacements or other modifications thereto;

14)
Liens on any property or assets created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property or assets, whether directly or indirectly, by way of share disposition or otherwise;

15)
Liens securing debt of a subsidiary owed to us or to another one of our subsidiaries;

16)
Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

17)
Liens to secure debt of joint ventures in which we or any of our subsidiaries have an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;

18)
Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

19)
Liens arising from financing statement filings regarding operating leases;

20)
Liens in favor of customs and revenue authorities to secure custom duties in connection with the importation of goods;

21)
Liens securing the financing of insurance premiums payable on insurance policies; provided that such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums;

22)
Liens securing cash management obligations (that do not constitute indebtedness), or arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods and contractual rights of set-off relating to purchase orders and other similar arrangements, in each case in the ordinary course of business;

23)
Liens on any property or assets of our foreign subsidiaries securing debt of such subsidiaries (but not debt of O’Reilly or any of our subsidiary guarantors);

24)
Liens securing debt in an aggregate principal amount at any time outstanding not exceeding $500.0 million in respect of any arrangement under which O’Reilly or any of our subsidiary guarantors transfers, once or on a revolving basis, without recourse (except for indemnities and representations customary for securitization transactions and except for the retention of risk in an amount and form required by applicable laws and regulations or as is customary for a similar type of transaction) involving one or more “true sale” transactions, accounts receivable or interests therein and related assets customarily transferred in connection with securitization transactions (i) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (ii) directly to one or more investors or other purchasers; and

25)
other Liens on our property or assets and the property or assets of our subsidiaries securing debt in an aggregate principal amount (together with the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions entered into in reliance on this clause) not to exceed, as of any date of incurrence of such secured debt pursuant to this clause and after giving effect to such incurrence and the application of the proceeds therefrom, the greater of (a) $500.0 million and (b) 15% of our Consolidated Net Tangible Assets.

“Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling automotive parts and accessories or the warehousing or distributing of such products, owned or leased by us or any one of our Significant Subsidiaries.
“Senior Funded Debt” means all Funded Debt of ours or our subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the notes).
“Significant Subsidiaries” means any of our subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.
Events of Default
In addition to the Events of Default described under “Description of Debt Securities — Events of Default” in the accompanying prospectus, a default under any debt for money borrowed by us or any subsidiary guarantor that results in acceleration of the maturity of such debt, or failure to pay any such debt within any applicable grace period after final stated maturity, in an aggregate amount greater than (a) $25.0 million, at any time that any Existing Notes remain outstanding, or (b) $100.0 million at any time that no Existing Notes remain outstanding, or in each case, its foreign currency equivalent, at the time without such debt having been discharged or acceleration having been rescinded or annulled (the “cross acceleration provision”), shall constitute an event of default with respect to the notes.
If an event of default as described herein shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such notes) specifying the event of default, to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.
Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the notes because an event of default as described herein shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if (i) the default under the debt that is the subject of such event of default has been cured by us or any subsidiary guarantor or has been waived by the holders thereof or (ii) the holders of such debt that is the subject of such event of default have rescinded their declaration of acceleration in respect of such debt, and written notice of such cure, waiver or rescission shall have been given to the trustee by us and countersigned by the holders of such debt or a trustee, fiduciary or agent for such holders, within 20 days after such declaration of acceleration in respect of the notes and if the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction, and no other event of default exists or has occurred during such 20-day period which has not been cured or waived during such period.
If we exercise the legal defeasance option with respect to the notes, payment of the notes may not be accelerated. If we exercise the covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default as described herein.
Defeasance and Discharge
The accompanying prospectus contains a description of our legal defeasance, covenant defeasance and discharge options with respect to the notes under “Description of Debt Securities — Defeasance” and

“Description of Debt Securities — Discharge of the Indenture.” If we exercise the covenant defeasance option with respect to the notes, we may terminate at any time our obligations with respect to the notes under the covenants described under “— Future Subsidiary Guarantees” and “— Certain Covenants” above as well as under “Description of Debt Securities — SEC Reports” and “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus. In addition, if we exercise our legal defeasance, covenant defeasance and discharge options with respect to the notes, each subsidiary guarantor, if any, will be released from its obligations with respect to its subsidiary guarantee of the notes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes as of the date hereof to non-U.S. holders (as defined below) that acquire notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, existing U.S. Treasury Department regulations promulgated thereunder, or Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service, or IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, controlled foreign corporations, passive foreign investment companies, taxpayers subject to special tax accounting rules, traders in securities who elect to apply a mark-to-market method of accounting, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the considerations of the alternative minimum tax, or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the acquisition, ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.
For purposes of this summary, a “non-U.S. holder” means any beneficial owner (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a “U.S. holder.” A “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is, or is treated as, a citizen or individual resident of the United States; a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
Interest.   A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note, if the interest is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); provided that the non-U.S. holder:
1)
does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of all classes of our voting stock;

2)
is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

3)
certifies to its non-U.S. status and that no withholding is required pursuant to FATCA (see “— FATCA” below) on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

A non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is treated as a corporation for U.S. federal income tax purposes, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, subject to certain adjustments, unless such holder qualifies for a lower rate under an applicable income tax treaty. In addition, under certain income tax treaties, the U.S. withholding rate on interest payments may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder does not satisfy the requirements described above and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%.
Disposition.   Except with respect to accrued but unpaid interest, which will generally be taxed as described above under “— Interest,” a non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of a note, unless:
1)
the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States as described in “— Interest” above; or

2)
in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the non-U.S. holder will be subject to a tax, currently at a rate of 30%, on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the non-U.S. holder’s U.S. source capital losses recognized during such taxable year.

FATCA.   Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder, or FATCA, withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of notes held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of notes held by an investor that is a non-financial non-U.S. entity that do not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
We have entered into an underwriting agreement with BofA Securities, Inc., J.P. Morgan Securities LLC and Truist Securities, Inc., as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, we have agreed to sell to the underwriters, and each of the underwriters below has severally agreed to purchase from us, the respective principal amount of notes shown opposite its name in the following table.
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$131,250,000
J.P. Morgan Securities LLC	131,250,000
Truist Securities, Inc.	131,250,000
U.S. Bancorp Investments, Inc.	90,000,000
PNC Capital Markets LLC	75,000,000
TD Securities (USA) LLC	48,750,000
Regions Securities LLC	37,500,000
BMO Capital Markets Corp.	30,000,000
Huntington Securities, Inc.	30,000,000
Capital One Securities, Inc.	22,500,000
Mizuho Securities USA LLC	22,500,000
Total	$750,000,000
The underwriting agreement provides that the underwriters’ obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement.
The representatives of the underwriters have advised us that the underwriters intend to offer the notes initially at the public offering price shown on the cover page of this prospectus supplement and may offer the notes to certain dealers at such public offering price less a selling concession not to exceed 0.250% of the aggregate principal amount of the notes. The underwriters may allow, and dealers may re-allow, a concession on sales to other dealers not to exceed 0.200% of the aggregate principal amount of the notes. After the initial offering of the notes, the representatives may change the public offering price and the concessions to selected dealers.
Discounts, Commissions and Expenses
The following table shows the underwriting discounts we will pay to the underwriters. The underwriting fee is the difference between the initial public offering price and the amount the underwriters pay to us for the notes:
Per Note	Total
0.450%	$3,375,000
We estimate that the expenses of this offering that are payable by us, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $1.6 million. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.
New Issue of Securities
The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or arrange for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and they may discontinue this market making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be an adequate trading market for the notes or of the liquidity of that market.
Price Stabilization, Short Positions and Penalty Bids
The representatives may engage in stabilizing transactions, short sales, purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•
A syndicate short position is created by sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase in the offering. Since the underwriters in this offering do not have an over-allotment option to purchase additional notes, their short position, if any, will be a naked short position. A naked short position can be closed out only by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Clear Market
We have agreed not to, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities that are substantially similar to the notes from the date of this prospectus supplement until the closing of this offering without the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC and Truist Securities, Inc.
Indemnification
We have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.
Conflicts of Interest
From time to time, certain of the underwriters and/or their respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with us for which they have received, or may receive, customary compensation and expense reimbursement. In addition, U.S. Bancorp Investments, Inc. is an affiliate of the trustee.
We intend to use the net proceeds from this offering to repay a portion of amounts outstanding under our commercial paper program.

Certain of the underwriters and/or their affiliates are dealers under our commercial paper program. To the extent that an underwriter and/or its affiliates receive at least 5% of the net offering proceeds, such underwriter will have a “conflict of interest” pursuant to FINRA Rule 5121. In such event, this offering will be made in compliance with FINRA Rule 5121 and any underwriter that has a conflict of interest pursuant to the rule will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the customer. However, because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Extended Settlement
We expect that delivery of the notes will be made to investors on or about November 20, 2023, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes before the second business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Notice to Investors
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area
None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither O’Reilly Automotive, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Hong Kong
The notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”)) have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the SFO and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA, and accordingly, have not been and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any Japanese Person, or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, ordinances and ministerial guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan including any corporation or other entity organized under the laws of Japan.

Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001, or SFA, by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, or a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
1)
to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

2)
where no consideration is or will be given for the transfer;

3)
where the transfer is by operation of law;

4)
as specified in Section 276(7) of the SFA; or

5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore’s Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
United Kingdom
None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither O’Reilly Automotive, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to O’Reilly Automotive, Inc.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
Certain legal matters relating to the offering of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain matters of Missouri law with respect to the notes will be passed upon for us by Shook, Hardy & Bacon L.L.P., Kansas City, Missouri. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.
EXPERTS
The consolidated financial statements of O’Reilly Automotive, Inc. and Subsidiaries appearing in O’Reilly Automotive, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of O’Reilly Automotive, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
O’Reilly Automotive, Inc.
Debt Securities

The debt securities covered by this prospectus may be sold from time to time by O’Reilly Automotive, Inc.
We will provide specific terms of any offering, including the price to the public of the debt securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our debt securities.
We may sell these debt securities on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods.
Investing in our debt securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus and Part I, Item 1A, “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022, which is incorporated by reference herein, as well as the other information included and incorporated by reference herein, to read about factors you should consider before deciding to invest in our debt securities.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2022.

In this prospectus, except as otherwise noted, the words “we,” “our,” “ours” and “us” refer to O’Reilly Automotive, Inc. and all of its subsidiaries.
You should rely only on the information contained in or incorporated by reference into this prospectus or any related prospectus supplement or free writing prospectus. We and the underwriters have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus, any related prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, even though this prospectus may be delivered or debt securities may be sold under this prospectus on a later date or as of any earlier date as of which such information is given. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the debt securities described in the registration statement in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules or regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the debt securities we may offer. Each time debt securities are offered, we will provide a prospectus supplement and/or a free writing prospectus that will describe the specific amounts, prices and terms of the debt securities we offer and other material information relating to the offering. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and/or free writing prospectus also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement and/or free writing prospectus, you should rely on the information in such prospectus supplement and/or free writing prospectus. Please carefully read both this prospectus and any prospectus supplement and/or free writing prospectus together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”
We may sell these debt securities on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of debt securities. The names of any such underwriters, dealers or agents involved in the sale of any such debt securities, and any applicable fee, commission or discount arrangements with them, will be described in the applicable prospectus supplement and/or free writing prospectus for such debt securities.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.oreillyauto.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.
Copies of any of the above-referenced documents will also be made available, free of charge, upon written request to: O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.

ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until the offering of debt securities made by this prospectus is completed or terminated. The documents we have incorporated by reference are:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;

•
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2021, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021; and

•
Current Report on Form 8-K, filed with the SEC on February 25, 2022.

Notwithstanding the above, information that is “furnished” to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (417) 874-7161, or by sending a written request to O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
We claim the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words.  In addition, statements contained within this prospectus that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the COVID-19 pandemic or other public health crises; the economy in general; inflation; consumer debt levels; product demand; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; information security and cyber-attacks; and governmental regulations. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. For further information, see the section entitled “Risk Factors” in this prospectus and any applicable prospectus supplement and/or free writing prospectus and any sections entitled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in documents incorporated by reference into this prospectus or any applicable prospectus supplement and/or free writing prospectus. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

THE COMPANY
We are one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, selling our products to both do-it-yourself and professional service provider customers, our “dual market strategy.” The business was founded in 1957 by Charles F. O’Reilly and his son, Charles H. “Chub” O’Reilly, Sr., and initially operated from a single store in Springfield, Missouri.
At December 31, 2021, we operated 5,759 stores in 47 states in the United States and 25 stores in Mexico. Our stores carry an extensive product line, including
•
new and remanufactured automotive hard parts and maintenance items, such as alternators, batteries, brake system components, belts, chassis parts, driveline parts, engine parts, fuel pumps, hoses, starters, temperature control, water pumps, antifreeze, appearance products, engine additives, filters, fluids, lighting, oil and wiper blades; and

•
accessories, such as floor mats, seat covers and truck accessories.

Our stores offer many enhanced services and programs to our customers, such as
•
battery diagnostic testing;

•
battery, wiper and bulb replacement;

•
check engine light code extraction, where allowed by law;

•
custom hydraulic hoses;

•
drum and rotor resurfacing;

•
electrical and module testing;

•
loaner tool program;

•
professional paint shop mixing and related materials; and

•
used oil, oil filter and battery recycling.

We are a Missouri corporation and the address of our principal executive offices is 233 South Patterson Avenue, Springfield, Missouri 65802. Our telephone number is (417) 862-6708, and our website is www.oreillyauto.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any debt securities.

RISK FACTORS
Investing in our debt securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement and/or free writing prospectus or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement and/or free writing prospectus or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement and/or free writing prospectus before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our debt securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement and/or free writing prospectus accompanying this prospectus, we intend to use the net proceeds from any sale of debt securities that may be offered hereby for general corporate purposes, which may include ordinary course working capital increases, repurchases of shares of common stock, repayment of debt and to invest in other business opportunities, including acquisitions, and to pay related fees and expenses. The prospectus supplement and/or any free writing prospectus relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of debt securities.

DESCRIPTION OF DEBT SECURITIES
References in this “Description of Debt Securities” section to “we,” “us,” “our” or “O’Reilly” refer only to O’Reilly Automotive, Inc. and not to any of the subsidiaries of O’Reilly Automotive, Inc.
The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any free writing prospectus. The applicable prospectus supplement and/or any free writing prospectus may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of O’Reilly Automotive, Inc., unless otherwise stated in a prospectus supplement. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in a prospectus supplement. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be direct obligations of O’Reilly Automotive, Inc. and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be “junior subordinated” debt securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer’s certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.
We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement and/or any free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
•
the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

•
the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•
the stated maturity date;

•
any fixed or variable interest rate or rates per annum;

•
whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•
the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•
the date from which interest may accrue and any interest payment dates and any related record dates;

•
any sinking fund requirements;

•
any provisions for redemption or repurchase, including the redemption or repurchase price;

•
whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•
whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•
the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•
whether we will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;

•
any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•
whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•
the guarantee provisions, if any, relating to the debt securities;

•
the subordination provisions, if any, relating to the debt securities;

•
any restriction or condition on the transferability of debt securities;

•
any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•
any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•
provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

•
any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or free writing prospectus, with respect to such series).

We will describe in the applicable prospectus supplement and/or free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as “original issue discount” debt securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount debt securities.
Except as may be described in any prospectus supplement and/or free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us. You should review carefully the applicable prospectus supplement and/or free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations and Interest
Unless otherwise described in the applicable prospectus supplement and/or free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
SEC Reports
The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.
Merger, Consolidation or Sale of Assets
The indenture provides that we shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our property in any one transaction or series of related transactions unless:
(1)
O’Reilly shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than O’Reilly) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a person organized and existing under the laws of the U.S., any State thereof or the District of Columbia,

(2)
the Surviving Person (if other than O’Reilly) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by O’Reilly,

(3)
immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and

(4)
O’Reilly shall deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of O’Reilly, which property, if held by O’Reilly instead of such subsidiaries, would constitute all or substantially all the property of O’Reilly on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of O’Reilly.
Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to O’Reilly or another subsidiary and (ii) O’Reilly may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing O’Reilly in another state of the United States.
Events of Default
Each of the following constitutes an event of default with respect to a particular series of debt securities:
(1)
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise,

(2)
our failure to pay interest on any debt security of such series within 30 days of when such amount becomes due and payable,

(3)
our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,

(4)
certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and

(5)
any other event of default described as may be specified in the applicable prospectus supplement with respect to such series.

A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.
If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(1)
such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,

(2)
the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(3)
the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.
The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer’s certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.
Modification and Waiver
Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,
•
reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•
reduce the rate of or extend the time of payment for interest on such debt security,

•
reduce the principal amount or extend the stated maturity of such debt security,

•
reduce the redemption price of such debt security or add redemption provisions to such debt security,

•
make such debt security payable in money other than that stated in the indenture or the debt security, or

•
impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.

Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities or any future subsidiary guarantees to any description thereof in this prospectus or any prospectus supplement and/or free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.
The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.
Governing Law
Any issued debt securities and the indenture will be governed by the laws of the State of New York.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates;

provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Defeasance
We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:
(1)
we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient (based on a certificate, report or opinion of a a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States in the case of U.S. Government obligations) to pay principal and interest when due on all the debt securities of such series to maturity,

(2)
no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the gratning of lients in connection therewith),

(3)
such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the gratning of lients in connection therewith),

(4)
in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(a)
we have received from, or there has been provided by, the IRS a ruling, or

(b)
since the date of the indenture there has been a change in the applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,
(5)
in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(6)
we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.

Discharge of the Indenture
When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied by an officer’s certificate and an opinion of counsel.
Subordination
We will describe in the applicable prospectus supplement and/or free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the “senior indebtedness” with respect to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

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provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:
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by the depositary for such registered global debt security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;

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any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.
So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:
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will not be entitled to have the debt securities represented by a registered global debt security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary’s procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as “bearer global debt securities.” We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.
Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
None of O’Reilly, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

PLAN OF DISTRIBUTION
We may sell debt securities in one or more of the following ways from time to time:
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to or through underwriters or dealers;

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by itself directly;

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through agents; or

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through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of such offering, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered debt securities and the proceeds to us from the sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

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any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered debt securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the underwriters will acquire the offered debt securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered debt securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of debt securities if any are purchased.
In connection with underwritten offerings of the offered debt securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered debt securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
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A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
If a dealer is used in the sale, we will sell such debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Any debt securities issued hereunder will be a new issue of debt securities and will have no trading market prior to the date of such issuance. Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the debt securities.

LEGAL MATTERS
The validity of the debt securities being offered in this prospectus and any related prospectus supplement is being passed upon for O’Reilly Automotive, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain matters of Missouri law with respect to debt securities will be passed upon for us by Shook, Hardy & Bacon L.L.P., Kansas City, Missouri. If the debt securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of O’Reilly Automotive, Inc. and Subsidiaries appearing in O’Reilly Automotive, Inc’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of O’Reilly Automotive, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$750,000,000
5.750% Senior Notes due 2026

Prospectus Supplement

Joint Book-Running Managers
BofA SecuritiesJ.P. Morgan Truist Securities
US Bancorp	PNC Capital Markets LLC
Senior Co-Manager
TD Securities
Co-Managers
Regions Securities LLC	BMO Capital Markets	Huntington Capital Markets
Capital One Securities	Mizuho
November 13, 2023